SECOND AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 1st day of June, 1998 amends that certain Amended and Restated Financial Agent Agreement dated November 19, 1997, as amended March 23, 1998, by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

     WHEREAS, the parties hereto wish to amend Schedule A of the Agreement to reflect the recently approved fee structure:

     NOW, THEREFORE, in consideration of the foregoing premise, Schedule A is hereby replaced with the Schedule A attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 31st day of July, 1998.

                     PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                     PHOENIX EQUITY SERIES FUND
                     PHOENIX INCOME AND GROWTH FUND
                     PHOENIX INVESTMENT TRUST 97
                     PHOENIX MULTI-PORTFOLIO FUND
                     PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                     PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                     PHOENIX SERIES FUND
                     PHOENIX STRATEGIC ALLOCATION FUND, INC.
                     PHOENIX STRATEGIC EQUITY SERIES FUND
                     PHOENIX WORLDWIDE OPPORTUNITIES FUND


                     By: /s/ Michael E. Haylon
                        --------------------------------------------------
                         Michael E. Haylon
                         Executive Vice President

                     PHOENIX EQUITY PLANNING CORPORATION


                     By: /s/ Philip R. McLoughlin
                        --------------------------------------------------
                         Philip R. McLoughlin
                         President

                                   SCHEDULE A

                              REVISED FEE SCHEDULE

                FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

For its services hereunder Financial Agent shall be paid a fee equal to the sum of (1) the documented cost of fund accounting and related services provided by PFPC, Inc., as subagent, to Financial Agent, plus (2) the documented cost to Financial Agent to provide financial reporting and tax services and oversight of subagent's performance.

The current PFPC fees are attached hereto and made a part hereof.

                               PFPC FEE SCHEDULE







--------------------------------------------------------------------------------
           ASSETS UNDER MANAGEMENT                       FEES
--------------------------------------------------------------------------------
              $0 - $200,000,000                         0.0850%
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            $200 - $400,000,000                         0.0500%
--------------------------------------------------------------------------------
            $400 - $600,000,000                         0.0300%
--------------------------------------------------------------------------------
            $600 - $800,000,000                         0.0200%
--------------------------------------------------------------------------------
            $800 - $1,000,000,000                       0.0150%
--------------------------------------------------------------------------------
                 > $1,000,000,000                       0.0125%
--------------------------------------------------------------------------------
              Minimum Fund Fee                          $84,000
--------------------------------------------------------------------------------
              Additional Class                          $12,000
--------------------------------------------------------------------------------


EXISTING PORTFOLIOS:
--------------------
Asset Based Fees - $50MM WAIVED
Class Fees - WAIVED
Minimum Fund Fees - WAIVED

NEW PORTFOLIOS (FIRST YEAR):
----------------------------
Asset Based Fees [less than] $50MM - 50% WAIVED
Class Fees [less than] $25MM per Class - WAIVED
Minimum Fund Fees - WAIVED

NEW PORTFOLIOS (THERE AFTER):
-----------------------------
Asset Based Fees [less than] $50MM - 25% WAIVED
Class Fees [less than] $25 MM per Class - 50% WAIVED
Minimum Fund Fees [less than] $50 MM - 50% WAIVED
Minimum Fund Fees [less than] $50-100 MM - 25% WAIVED

VARIABLE UNIT INVESTMENT TRUST VALUATION AND REPORTING
------------------------------------------------------
$1,500 per Unit Investment Trust